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                                                                     EXHIBIT 4.4

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of June 15,1998, among (i) PLD TELEKOM INC. (formerly known as Petersburg Long Distance Inc.), a Delaware corporation (formerly an Ontario company, that became a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware pursuant to a Certificate of Domestication filed in Delaware on February 28,
1997) (the "Company"), as issuer, (ii) NWE CAPITAL (CYPRUS) LIMITED, a Cypriot corporation ("NWE Cyprus"), PLD ASSET LEASING LIMITED, a Cypriot corporation ("PLD Leasing"), PLD CAPITAL LIMITED, a Cypriot corporation ("PLD Capital"), PLD CAPITAL ASSET (U.S.) INC., a Delaware corporation ("PLD Capital Asset"), WIRELESS TECHNOLOGY CORPORATIONS LIMITED, a British Virgin Islands corporation ("WTC"), and BALTIC COMMUNICATIONS LIMITED, a Russian joint stock company of the closed type ("BCL"), as Guarantors, (iii) CLAYTON WAITE, shareholder of NWE Cyprus as nominee of the Company, and APROPOS INVESTMENTS LTD., shareholder of PLD Leasing and PLD Capital as nominee of the Company, and (iv) THE BANK OF NEW YORK, a New York banking corporation ("BONY"), as Senior Note Trustee under the Senior Note Indenture and Convertible Note Trustee under the Convertible Note Indenture (as each term is defined below).

                                    RECITALS

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Senior Note Trustee"), have entered into the Indenture (as supplemented and amended, the "Senior Note Indenture"), dated as of May 31, 1996, pursuant to which the Company issued $123,000,000 in principal amount at Stated Maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes"; capitalized terms used herein without definition have the respective meanings defined in the Senior Note Indenture as in effect on the date hereof);

         WHEREAS, the Company, NWE Cyprus, PLD Leasing, PLD Capital, WTC, BCL and BONY, as trustee thereunder (the "Convertible Note Trustee"), have entered into the Indenture (as supplemented and amended, the "Convertible Note Indenture"; together with the Senior Note Indenture, collectively the "Indentures"), dated as of May 31, 1996, pursuant to which the Company issued $26,500,000 in principal amount at Stated Maturity of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes");

         WHEREAS, the Company has formed PLD Capital Asset for the limited purpose of operating as a Leasing Company;

         WHEREAS, Section 10.5 of each Indenture requires that the Company shall cause each Subsidiary which, after the date of the Indentures, is required by
Section 4.10(a) of each
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Indenture to become a Guarantor to execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the trustee which subjects such Restricted Subsidiary to the provisions of each of the Indentures as a Guarantor;

         WHEREAS, PLD Capital Asset desires to enter into this Second Supplemental Indenture and to become bound by the terms of each of the Indentures as a Guarantor;

         WHEREAS, concurrently herewith, PLD Capital Asset and BONY, in its capacities as Senior Note Trustee and Convertible Note Trustee and as collateral agent thereunder (the "PLD Capital Asset Collateral Agent"), have entered into the Leasing Company Security and Pledge Agreement (PLD Capital Asset) dated as of the date hereof;

         WHEREAS, concurrently herewith, PLD Capital Asset and BONY, in its capacities as Senior Note Trustee and Convertible Note Trustee and as escrow agent thereunder (the "PLD Capital Asset Escrow Agent"), have entered into the Leasing Company Escrow Account Agreement (PLD Capital Asset) dated as of the date hereof;

         WHEREAS, all acts and things prescribed by the Indentures, by law and by the Certificate of Incorporation and the Bylaws of the Company, of the Guarantors and of BONY necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and BONY in the capacities in which it is a party hereto, in accordance with its terms, have been duly done and performed;

         WHEREAS, all conditions precedent to amend or supplement the Indentures have been met;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Effect of this Second Supplemental Indenture. This Second Supplemental Indenture is supplemental to the Indentures and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the respective Indentures for any and all purposes. Except as specifically modified herein, the Indentures, the Senior Notes and the Convertible Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

         SECTION 2. Agreement to Become a guarantor Under the Indentures. PLD Capital Asset shall become party to each of the Indentures as a Guarantor thereunder and agrees to be bound by all the terms binding on a Guarantor thereunder.

         SECTION 3. APPLICABLE LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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         SECTION 4. Counterparts. The parties may sign any number of counterparts or copies of this Second Supplemental Indenture. Each signed counterpart or copy shall be an original, but all of such executed counterparts or copies together shall represent the same agreement.

         SECTION 5. Severability. In case one or more of the provisions in this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, illegality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent provided by law.

         SECTION 6. Headings. The headings, the language preceding the text of the amendments and the sections in this Second Supplemental Indenture have been inserted for convenience of reference only, are not considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

                          [Signature pages to follow.]

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         IN WITNESS WHEREOF, the parties hereby have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.

                                        PLD TELEKOM INC. (formerly known as
                                        Petersburg Long Distance Inc.)


                                        By: /s/ Clayton A. Waite
                                           -------------------------------------
                                             Name: Clayton A. Waite
                                             Title: Vice President

                                        By: /s/ Clive Anderson
                                           -------------------------------------
                                            Name: Clive Anderson
                                            Title: Senior Vice President

                                        NWE CAPITAL (CYPRUS) WAITED


                                        By: /s/ Clayton A. Waite
                                           -------------------------------------
                                             Name: Clayton A. Waite
                                             Title: Authorized Representative



                                        PLD ASSET LEASING LIMITED

                                        By: /s/ Clayton A. Waite
                                           -------------------------------------
                                             Name: Clayton A. Waite
                                             Title: Director


                                        PLD CAPITAL LIMITED


                                        By: /s/ Clayton A. Waite
                                           -------------------------------------
                                             Name: Clayton A. Waite
                                             Title: Director

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                                        PLD CAPITAL ASSET (U.S.) INC.


                                        By: /s/ E. Clive Anderson
                                           ----------------------------------
                                             Name: E. Clive Anderson
                                             Title: Vice President


                                        WIRELESS TECHNOLOGY CORPORATIONS LIMITED


                                        By: /s/ E. Clive Anderson
                                           ----------------------------------
                                             Name: E. Clive Anderson
                                             Title: Authorized Representative


                                        BALTIC COMMUNICATIONS LIMITED


                                        By: /s/ E. Clive Anderson
                                           ----------------------------------
                                             Name: E. Clive Anderson
                                             Title: Authorized Representative

                                        /s/ Clayton A. Waite
                                        -------------------------------------
                                        CLAYTON WAITE

                                        APROPOS INVESTMENTS LTD.


                                        By: /s/ Clayton A. Waite
                                           ----------------------------------
                                             Name: Clayton A. Waite
                                             Title: Authorized Representative

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                                        THE BANK OF NEW YORK, as Senior Note
                                        Trustee and Convertible Note Trustee.


                                        By: /s/ Thomas E. Tabor
                                           ---------------------------------
                                             Name: Thomas E. Tabor
                                             Title: Assistant Vice President



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